    As filed with the Securities and Exchange Commission on November 12, 2004
                                                      Registration No. 333-91736
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          Honeywell International Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                              22-2640650
     (State or Other Jurisdiction of        (I.R.S. Employer Identification
     Incorporation or Organization)                     Number)

                                  P.O. Box 4000
                            Morristown, NJ 07962-2497

              (Address of Registrant's Principal Executive Offices)

                             ----------------------

               Honeywell Truck Brake Systems Company Savings Plan
                            (Full Title of the Plan)

                             ----------------------

                                Thomas F. Larkins
         Vice President, Corporate Secretary and Deputy General Counsel
                          Honeywell International Inc.
                                101 Columbia Road
                     Morris Township, New Jersey 07962-2497
                                 (973) 455-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                             ----------------------




================================================================================

On July 1, 2002, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-91736) (the "Form S-8") registering 130,000 shares of the Registrant's common stock, par value $1.00 per share (the "Shares"), as well as plan interests, to be issued to participants under the Honeywell Truck Brake Systems Company Savings Plan (the "Plan").

We are deregistering the Shares, and the plan interests, because on March 28, 2002, the Registrant sold its interest in Honeywell Commercial Vehicle Systems to Knorr-Bremse AG. As a result of the sale, shares of the Registrant and plan interests ceased to be offered and sold pursuant to the Plan. As of December 31, 2002, the Registrant estimates that approximately 28,076 of the Shares registered in connection with the Plan were remaining unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-91736 is being filed in order to deregister all Shares and the plan interests that were registered under the Form S-8 and remain unsold under the Plan. No plan interests for the Plan nor rights to acquire common stock of the Registrant pursuant to the Plan are outstanding as of the date hereof.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-91736) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on November 9, 2004.


                                          HONEYWELL INTERNATIONAL INC.

                                          By:    /s/ David J. Anderson
                                                 ----------------------
                                              Name:  David J. Anderson
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-91736) has been signed by the following persons in the capacities and on the 9th of November, 2004.

              Name                                      Title
              ----                                      -----

                *                     Chairman and Chief Executive Officer and
----------------------------------    Director
David M. Cote                         (Principal Executive Officer)

                *                     Director
----------------------------------
Hans W. Becherer

                *                     Director
----------------------------------
Gordon M. Bethune

                *                     Director
----------------------------------
Marshall N. Carter

                *                     Director
----------------------------------
Jamie Chico Pardo

                *                     Director
----------------------------------
Clive R. Hollick

                *                     Director
----------------------------------
James J. Howard

                *                     Director
----------------------------------
Bruce Karatz

                *                     Director
----------------------------------
Russell E. Palmer



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


              Name                                      Title
              ----                                      -----

                *                     Director
----------------------------------
Ivan G. Seidenberg

                *                     Director
----------------------------------
Bradley T. Sheares

                *                     Director
----------------------------------
Eric K. Shinseki

                *                     Director
----------------------------------
John R. Stafford

                *                     Director
----------------------------------
Michael W. Wright

/s/ David J. Anderson                 Senior Vice President and Chief Financial
---------------------                 Officer
David J. Anderson                     (Principal Financial Officer)

/s/ Thomas A. Szlosek                 Vice President and Controller
---------------------                 (Principal Accounting Officer)
Thomas A. Szlosek

* By: /s/ Thomas F. Larkins
      ---------------------
      Thomas F. Larkins,
      Attorney-in-Fact



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-91736) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio on the 14th day of October, 2004.

                                   Bendix Commercial Vehicle Systems LLC Savings Plan

                                   By: /s/ John Bielinski
                                       ------------------
                                   Name:  John Bielinski
                                   Title: Manger, Compensation, Benefits, HRIS




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                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
     24.1           Power of Attorney of certain officers and directors of the
                    Registrant*
     24.2           Power of Attorney for Bradley T. Sheares

* Previously filed as Exhibit 24 to the Registrant's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2004 (File No. 001-08974).



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